Exhibit 21
Affiliates and Subsidiaries of Integrys Energy Group, Inc. December 31, 2006

INTEGRYS ENERGY GROUP, INC. + *

Wedge Acquisition Corp.++++

Wisconsin Public Service Corporation +
^WPS Leasing, Inc. +
Wisconsin Valley Improvement Company (27.1% ownership) +
Wisconsin River Power Company (50% ownership) +
WPS Investments, LLC (approximately 21.19% ownership) +
American Transmission Company LLC (approximately 30.65% ownership) +
ATC Management Inc. (28.55% ownership) +

WPS Investments, LLC (approximately 72.92% ownership) +
American Transmission Company LLC (approximately 30.65% ownership) +

^WPS Nuclear Corporation +

Michigan Gas Utilities Corporation ++

Minnesota Energy Resources Corporation ++

WPS Visions, Inc. +

Badger Energy Services, LLC (12.50% ownership) +

WPS Resources Capital Corporation +
Integrys Energy Services, Inc. +
Quest Energy, LLC +++
Integrys Energy Services of Canada Corp. (formed under Canadian law)
Integrys Energy Services of New York, Inc. (formed under New York law)
Integrys Energy Services of Texas, LP (formed under Texas law)
Winnebago Energy Center, LLC ++
3096210 Nova Scotia Company (formed under Canadian law)
Boralex WPS Power Limited Partnership (49.9% ownership) (formed under Canadian law)
WPS Power Development, LLC+
PDI Stoneman, Inc. +
Mid-American Power, LLC +
WPS Canada Generation, Inc. +
Boralex WPS Energy, Inc. (50% ownership) (formed under Canadian law)
Boralex WPS Power Limited Partnership (0.2% ownership) (formed under Canadian law)
WPS New England Generation, Inc. +
Wisconsin Woodgas LLC +
Wisconsin Energy Operations LLC (49% ownership) +
ECO Coal Pelletization #12 LLC (70% ownership) ++
Synfuel Solutions, LLC (33.33% ownership) ++
Synfuel Solutions Operating, LLC ++
Sunbury Holdings, LLC ++
WPS Westwood Generation, LLC ++
WPS Empire State, Inc. (formed under New York law)
WPS Beaver Falls Generation, LLC ++
WPS Niagara Generation, LLC ++
WPS Syracuse Generation, LLC ++
Combined Locks Energy Center, LLC**

Affiliates and Subsidiaries of Integrys Energy Group, Inc. December 31, 2006

INTEGRYS ENERGY GROUP, INC. *

Upper Peninsula Power Company +++
WPS Investments, LLC (approximately 5.89% ownership) +
American Transmission Company LLC (approximately 30.65% ownership) +
ATC Management Inc. (2.15% ownership) +

^Upper Peninsula Building Development Company +++

Penvest, Inc. +++
Super Com Limited Partnership of Northern Michigan (22.5% ownership) +++

Brown County C-LEC, LLC (40% ownership) +

*
Integrys Energy Group, Inc. is the parent holding company. All affiliated companies listed are 100% owned except as noted otherwise. All affiliates are currently active, with the exception of 3096210 Nova Scotia Company, Boralex WPS Power Limited Partnership, and Boralex WPS Energy, Inc.

**	An exempt wholesale generator.
+	Formed under Wisconsin Law
++	Formed under Delaware Law
+++	Formed under Michigan Law
++++	Formed under Illinois Law
^	Provides non-power goods or services to a public utility or natural gas company.